Exhibit 4.4

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary or a nominee thereof and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Security shall be a Global Security subject to the foregoing, except in such limited circumstances.

PPG INDUSTRIES, INC.

€900,000,000 3.250% Notes due 2032

No.	€900,000,000
CUSIP No.: 693506 BX4
ISIN No.: XS3013011203

PPG Industries, Inc., a corporation duly organized and existing under the laws of Pennsylvania (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, as nominee for The Bank of New York Mellon, London Branch (the “London Paying Agent”), as common depositary of Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear” and together with Clearstream, the “Depositary”), or registered assigns, the principal sum of 900,000,000 Euro on March 4, 2032 and to pay interest thereon from March 4, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually on March 4 in each year, commencing March 4, 2026, at the rate of 3.250% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the clearing system business day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding the relevant Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose at The Bank of New York Mellon, London Branch, as London Paying Agent, 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, in euro, unless the euro is no longer being used by the then member states of the Eurozone that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, in which case all payments in respect of the Securities then will be made in U.S. dollars until the euro is again available to the Company or so used; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. In no event shall the London Paying Agent or the Trustee have any responsibility for obtaining foreign currency rates, or otherwise effecting conversions.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

PPG INDUSTRIES, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

[Signature Page to Global Note]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:

[BACK OF SECURITY]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 18, 2008, as supplemented by the First Supplemental Indenture, dated as of March 18, 2008, the Second Supplemental Indenture, dated as of November 12, 2010, the Third Supplemental Indenture, dated as of August 3, 2012, the Fourth Supplemental Indenture, dated as of November 12, 2014, the Fifth Supplemental Indenture, dated as of March 13, 2015, the Sixth Supplemental Indenture, dated as of November 3, 2016, the Seventh Supplemental Indenture, dated as of February 27, 2018, the Eighth Supplemental Indenture, dated as of August 15, 2019, the Ninth Supplemental Indenture, dated as of May 19, 2020, the Tenth Supplemental Indenture, dated as of March 4, 2021, and the Eleventh Supplemental Indenture, dated as of May 25, 2022 (as so supplemented, herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto (including, without limitation the Twelfth Supplemental Indenture, dated as of March 4, 2025 between the Company and the Trustee) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to €900,000,000.

Optional Redemption

Prior to December 4, 2031 (the date that is three months prior to the scheduled maturity date), the Securities of this series will be redeemable in whole or in part, at the Company’s option, at any time and from time to time at a redemption price, as determined by the Company, equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the Remaining Scheduled Payments (as defined below) of principal and interest thereon, discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus 20 basis points, plus accrued interest thereon to the date of redemption. The Company shall calculate the redemption price.

On or after December 4, 2031 (the date that is three months prior to the scheduled maturity date), the Company may redeem some or all of the Securities of this series, in whole or in part, at its option, at any time and from time to time at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued interest thereon to the date of redemption.

“Comparable Government Bond Rate” means, with respect to any redemption date for the Securities of this series, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded up to 0.001), at which the gross redemption yield on the Securities to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by the Company.

“Comparable Government Bond” means, with respect to the Securities of this series, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German government bond whose maturity is closest to the maturity of the Securities to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Remaining Scheduled Payments” means, with respect to the Securities of this series to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

Notice of any redemption will be mailed (or otherwise transmitted in accordance with depositary procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Securities of this series to be redeemed.

Unless the Company defaults in payment of the applicable redemption price, on and after the redemption date, interest will cease to accrue on the Securities of this series or portions thereof called for redemption. If less than all of the Securities of this series are to be redeemed, the Securities of this series to be redeemed shall be selected by lot, or in the case of Global Securities, in accordance with applicable depositary procedures.

Subject to the exceptions and limitations set forth in the Indenture, the Company will pay as additional interest on the Securities of this series such additional amounts as are necessary in order that the net amount of the principal of and interest on the Securities of this series received by a beneficial owner who is not a United States person, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount that would have been received by such beneficial owner if such tax had not been withheld or deducted.

The Securities of this series are also subject to redemption prior to maturity if certain events occur involving U.S. taxation. If any of these special tax events do occur, the Securities of this series will be redeemed, in whole, but not in part, at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the date fixed for redemption.

The Indenture contains provisions for defeasance at any time of certain restrictive covenants and Events of Default with respect to Securities of this series, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to the Trustee and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the London Paying Agent duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of €100,000, and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the London Paying Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.